[LETTERHEAD OF BERENSON & COMPANY LLP]

June 8, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                                Aquis Communications Group, Inc.

Ladies and Gentlemen:

We have read Item 4 of Aquis Communications Group, Inc. (formerly known as Paging Partners Corporation) of Form 8-K dated June 7, 1999 and are in agreement with the statements contained in that paragraph.

Very truly yours,


/s/ Berenson & Company LLP

BERENSON & COMPANY LLP
New York, NY